Bloom Energy Announces Fourth Quarter and Full Year 2018 Financial Results

Q4’18 Revenue of $213.6 million, up 73.3% Year-Over-Year FY’18 Revenue of $742.0 million, up 97.4% Year-over-Year

SAN JOSE, CA, February 5, 2019 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for the fourth quarter and full year ended December 31, 2018. The Company has issued a shareholder letter with a discussion of its fourth quarter and full year 2018 financial results and forward estimates, which may be accessed on the Investor Relations section of the Company’s website at: https://investor.bloomenergy.com

Bloom Energy will hold a conference call today to discuss results.

In addition, the Company announced that it would hold its 2019 Annual Stockholders Meeting at 11 a.m. Pacific Time May 9, 2019 at the Courtyard by Marriott located at 111 Holger Way, San Jose, CA. All stockholders of record as of March 11, 2019 will be eligible to attend and vote at the Annual Meeting.

Conference Call Details

Bloom Energy will host a conference call today, February 5, 2019, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. To participate in the live call, analysts and investors may call +1 (844) 828-0524 and enter the passcode: 2706918. Those calling from outside the U.S. may dial +1 (647) 689-5146 and enter the same passcode: 2706918. A simultaneous live webcast will also be available under Investor Relations section on the Company’s website at https://investor.bloomenergy.com/.
Following the webcast, an archived version will be available on the Company’s website for thirty days. A telephonic replay of the conference call will be available until Tuesday, February 12, 2019, by dialing (800) 585-8367 or (416) 621-4642 and entering passcode 2706918.

About Bloom Energy
Bloom Energy’s mission is to make clean, reliable, and affordable energy for everyone in the world. The Company’s product, the Bloom Energy Server, delivers highly reliable and resilient, ‘Always-On’ electric power that is clean and sustainable. Bloom’s customers include twenty-five of the Fortune 100 companies and leaders in cloud services and data centers, healthcare, retail, financial services and many other industries. For more information, visit www.bloomenergy.com.

Investor Relations:

Mark Mesler Bloom Energy
+1 (408) 543-1743
Mark.Mesler@bloomenergy.com

Media:

David McCulloch Bloom Energy
+1 (408) 543-1087
David.McCulloch@bloomenergy.com